Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com
ALTISOURCE ANNOUNCES PRELIMINARY FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS AND AGREEMENT WITH LENDERS HOLDING APPROXIMATELY 98% OF THE COMPANY’S TERM LOANS FOR A TERM LOAN AMENDMENT AND MATURITY EXTENSION TRANSACTION
Improved 2022 Gross Profit Margins to 15% from 4% in 2021 and Improved 2022 Adjusted EBITDA by $15 million Compared to 2021
Executed Transaction Support Agreement with Lenders Holding Approximately 98% of the Company’s Existing Term Loans to Exchange the Existing Term Loans for Exchange First Lien Loans with a Maturity Date of April 2025 and an Option to Extend to April 2026
Luxembourg, February 3, 2023 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported preliminary financial results for the fourth quarter and full year 2022. Altisource also announced that it entered into a transaction support agreement including a term sheet (the “Transaction Support Agreement”) with lenders holding approximately 98% of the Company’s term loans (the “Existing Term Loans”) that sets forth the principal terms of, among other things, a proposed refinancing of the Company’s Existing Term Loans and exchanging the Existing Term Loans for Exchange First Lien Loans with a maturity date of April 2025 and an option to extend to April 2026, subject to certain terms and conditions, execution of definitive agreements and approval of lenders holding the requisite amount of the Company’s Existing Term Loans. The Company is engaged in outreach with the remaining lenders to obtain their agreement. This description of the Transaction Support Agreement is not complete and is qualified in its entirety by reference to the Transaction Support Agreement, a copy of which is attached as an exhibit to the Altisource 8-K dated February 3, 2023.
“I am pleased with our preliminary full year and fourth quarter performance as we execute on our plan to recover from the impact of the pandemic. For the year, we reduced our preliminary Adjusted EBITDA loss by $15.0 million and improved gross profit margins to 15% from 4% in 2021. For the fourth quarter, we generated $0.6 million of preliminary Adjusted EBITDA, a $9.4 million improvement compared to the fourth quarter 2021. I am also pleased that we executed the Transaction Support Agreement with lenders holding approximately 98% of the Company’s Existing Term Loans to amend and extend our senior secured term loan facility,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “As we look to 2023, industry trends and Company momentum should be in our favor. The default market began to improve in 2022 with 409% growth in foreclosure initiations and 39% growth in foreclosure sales compared to 2021, although still not at 2019 pre-pandemic levels. Our later stage and higher margin foreclosure and REO auction services should benefit from the early 2022 foreclosure initiations by late 2023 or early 2024. In the meantime, we anticipate revenue growth from the early phases of the ongoing recovery of the default market and conversion of the sales pipeline. We also anticipate improving margins and positive Adjusted EBITDA as we capitalize on scale and cost savings. Our countercyclical default business could further benefit from deteriorating economic conditions and the significant number of servicing portfolios reported to be in the market for sale if acquired by our customers.”
The Company has prepared the following preliminary estimates of financial results for the three months and year ended December 31, 2022 in good faith based upon the most recent information available to management from the Company’s internal reporting procedures as of the date of this press release. The estimated amounts set forth herein are preliminary, unaudited and subject to further completion, reflect our current good faith estimates, are subject to additional financial closing procedures and may be revised as a result of management’s further review of the Company’s results and any adjustments that may result from the completion of the audit of the fiscal 2022 consolidated financial statements. The Company and its auditors have not completed its normal quarterly review or annual audit procedures as of and for the three months and year ended December 31, 2022, and there can be no assurance that the Company’s final results for this quarterly and annual period will not differ from these estimates. Any such changes could be material. During the course of the preparation of the Company’s consolidated financial statements and related notes as of and for the three months and year ended December 31, 2022 and their audit (in the case of the Company’s financial statements), the Company may identify items that would require it to make material adjustments to the preliminary information presented below.
The Company expects to publicly report its final consolidated financial statements and related notes as of and for the quarter and year ended December 31, 2022 in March 2023. The Company’s actual results may differ materially from the fourth quarter and year end estimates below. These estimates should not be viewed as a substitute for full audited or interim financial statements prepared in accordance with GAAP. In addition, the preliminary results for the three months ended December 31, 2022 are not necessarily indicative of future performance of any other period. See “Forward-Looking Statements.”
Preliminary Fourth Quarter 2022 Highlights(1)
Corporate and Financial:
•Ended the fourth quarter 2022 with $51.0 million of cash and cash equivalents
•Ended the fourth quarter 2022 with $196.2 million of net debt(2)
•Fourth quarter Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(2) of $0.6 million
•Reduced full year 2022 Corporate and Other Segment Adjusted EBITDA loss(2) by $17.4 million, representing a 29% reduction, compared to full year 2021
•Filed a Form S-3 Registration Statement to provide the Company with the option to raise $100 million of capital through the sale of equity, including a $25 million at-the-market offering (“ATM”) feature; through February 2, 2023, the Company has not sold any equity under the Form S-3 or ATM. The Company believes raising equity capital that is used to reduce debt could be accretive to shareholders and strengthen the Company’s balance sheet
•In the first quarter of 2023, executed the Transaction Support Agreement with lenders holding approximately 98% of the Company’s Existing Term Loans, that sets forth the principal terms of, among other things, a proposed refinancing of the Company’s Existing Term Loans and exchanging the Existing Term Loans for Exchange First Lien Loans with a maturity date of April 2025 and an option to extend to April 2026, subject to certain terms and conditions, execution of definitive agreements and approval of lenders holding the requisite amount of the Company’s Existing Term Loans
Business and Industry:
•The Servicer and Real Estate segment continues to benefit from the restart of the default business and efficiency initiatives with 40% full year Adjusted EBITDA(2) growth on 4% service revenue growth compared to 2021
•Industrywide foreclosure initiations were 491% higher for the fourth quarter 2022, compared to the same period in 2021 (although still 40% lower than the same pre-COVID-19 period in 2019)(3), as the foreclosure market is beginning to recover following expiration of the Federal government’s foreclosure moratorium on July 31, 2021 and the CFPB’s temporary loss mitigation measures on December 31, 2021
•Industrywide foreclosure sales were 30% higher for the fourth quarter 2022, compared to the same period in 2021 (although still 62% lower than the same pre-COVID-19 period in 2019)(3)
•The weighted sales pipeline in the Servicer and Real Estate segment represents $41 million to $51 million in annual revenue on a stabilized basis based upon our forecasted probability of closing
•The weighted sales pipeline in the Origination segment represents $20 million to $25 million in annual revenue on a stabilized basis based upon our forecasted probability of closing
•The Servicer and Real Estate segment and Origination segment had strong sales wins that we estimate represent $2.2 million and $1.8 million, respectively, of annualized revenue on a stabilized basis
Preliminary 2022 Financial Results
Full Year 2022
•Service revenue of $144.5 million
•Loss before income taxes and non-controlling interests of $(47.6) million
•Net loss attributable to Altisource of $(53.4) million
•Adjusted EBITDA(2) of $(16.6) million

Fourth Quarter 2022
•Service revenue of $32.8 million
•Loss before income taxes and non-controlling interests of $(8.2) million
•Net loss attributable to Altisource of $(11.3) million
•Adjusted EBITDA(2) of $0.6 million
Preliminary Fourth Quarter and Full Year 2022 Results Compared to the Fourth Quarter and Full Year 2021 (unaudited):

(in thousands, except per share data)	Fourth Quarter 2022	Fourth Quarter 2021	% Change	Full Year 2022	Full Year 2021	% Change
Service revenue:
Servicer and Real Estate segment	$26,531	$23,060	15	$112,132	$107,790	4
Origination segment	6,274	12,469	(50)	32,364	58,002	(44)
Corporate and Other	—	1,412	(100)	—	4,821	(100)
Total service revenue	32,805	36,941	(11)	144,496	170,613	(15)
(Loss) income before income taxes and non-controlling interests	(8,171)	72,325	(111)	(47,567)	15,285	(411)
Net (loss) income attributable to Altisource	(11,344)	70,558	(116)	(53,418)	11,812	N/M
Adjusted EBITDA(2)	593	(8,839)	107	(16,615)	(31,663)	48
N/M — not meaningful.
•Preliminary fourth quarter and full year 2022 loss before income taxes and non-controlling interests include:
◦Incentive compensation accrual reversal of $4.2 million for the fourth quarter and full year 2022 compared to $0.2 million for the fourth quarter and full year 2021
◦Technology and communications accrual reversal of $1.9 million from the repricing of a technology agreement for the fourth quarter and full year 2022, compared to $0.0 million for the fourth quarter and full year 2021
◦Expenses related to cost savings initiatives and other of $0.6 million and $1.7 million for the fourth quarter and full year 2022, respectively, compared to $0.4 million and $3.6 million, for the fourth quarter and full year 2021, respectively
◦(Loss) gain on sale of the Pointillist business of $(0.2) million for the fourth quarter and full year 2022 compared to $88.9 million, for the fourth quarter and full year 2021
◦Losses from Pointillist of $0.0 million for the fourth quarter and full year 2022 compared to $1.5 million and $8.6 million for the fourth quarter and full year 2021, respectively
•In the fourth quarter 2022, the Company did not receive the anticipated refund of approximately $5.0 million in U.S. taxes and $3.5 million in escrow funds from the Pointillist sale. The Company currently believes it will receive the tax refund in the first quarter 2023 and the Pointillist sale escrow funds by year-end 2023 subject to potential reduction for an escrow claim
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(1)Applies to Fourth Quarter 2022 unless otherwise indicated
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(3)Based on data from Black Knight’s Mortgage Monitor reports through October 2022 and Black Knight’s First Look press releases through December 2022

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(preliminary and unaudited)

Non-GAAP Financial Measures
Adjusted EBITDA and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to net (loss) income attributable to Altisource and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability more on the basis of continuing costs as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses Adjusted EBITDA to measure the Company’s overall performance without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Adjusted EBITDA adjusts net (loss) income attributable to Altisource for the impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Following the 2019 creation of Pointillist as a separate legal entity, Altisource had no ongoing obligation to fund Pointillist, Pointillist was positioned to and focused on raising third-party capital and Pointillist was an unrestricted subsidiary under our Senior Secured Term Loan. Additionally, Pointillist was not part of Altisource’s core, normal, recurring business. For these reasons, in 2020 we began adding back the losses of Pointillist in calculating Adjusted EBITDA.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, intangible asset amortization expense, share-based compensation expense, Pointillist losses, (loss) gain on sale of business and cost of cost savings initiatives and other from net (loss) income attributable to Altisource. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(preliminary and unaudited)

Preliminary reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended December 31,		Year ended December 31,
	2022	2021	2022	2021

Net (loss) income attributable to Altisource	$(11,344)	$70,558	$(53,418)	$11,812

Income tax provision	3,056	1,375	5,266	3,232
Interest expense (net of interest income)	4,853	3,859	15,974	14,559
Depreciation and amortization	740	1,113	3,440	4,592
Intangible asset amortization expense	1,280	1,284	5,129	9,467
Share-based compensation expense	1,151	321	5,050	2,831
Pointillist losses	—	1,231	—	7,196
Loss (gain) on sale of business	242	(88,930)	242	(88,930)
Cost of cost savings initiatives and other	615	350	1,702	3,578

Adjusted EBITDA	$593	$(8,839)	$(16,615)	$(31,663)

			Year ended December 31,
			2022	2021
Servicer and Real Estate:
Income before income taxes and non-controlling interests			$26,461	$13,660
Depreciation and amortization expense			982	1,096
Intangible asset amortization expense			2,970	7,292
Share-based compensation			652	(267)
Cost of cost savings initiatives and other			195	502
Adjusted EBITDA			$31,260	$22,283

Corporate and Others:
Loss before income taxes and non-controlling interests			$(66,609)	$(3,657)
Non-controlling interests			—	1,044
Interest expense, net of interest income			15,974	14,559
Depreciation and amortization expense			2,420	3,431
Share-based compensation			4,045	3,201
Cost of cost savings initiatives and other			903	2,775
Loss (gain) on sale of business			242	(88,930)
Pointillist losses			—	7,196
Adjusted EBITDA			$(43,025)	$(60,381)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(preliminary and unaudited)

	December 31, 2022	December 31, 2021
Senior secured term loan	$247,204	$247,204
Less: Cash and cash equivalents	(51,025)	(98,132)

Net debt	$196,179	$149,072
Note: Amounts may not add to the total due to rounding.
Disclaimer
This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities.
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource intends to host a webcast upon its release of its Form 10-K to discuss our fourth quarter and full year 2022 results. The date and time of the webcast will be announced at a later date.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.